Exhibit (e)(2)

Schedule A to this Amendment

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1 .	Appendix A entitled “List of Portfolios” is deleted and replaced with the following Appendix A entitled “List of Portfolios”:

APPENDIX A

LIST OF FUNDS1

Effective as of December 19, 2025

Name	Ticker
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF
Xtrackers Russell US Multifactor ETF	DEUS
Xtrackers FTSE Developed Ex US Multifactor ETF	DEEF
Xtrackers USD High Yield Corporate Bond ETF	HYLB
Xtrackers Short Duration High Yield Corporate Bond ETF	SYHL
Xtrackers High Beta High Yield Bond ETF	HYUP
Xtrackers Low Beta High Yield Bond ETF	HYDW
Xtrackers Russell 1000 US Quality at a Reasonable Price ETF	QARP
Xtrackers MSCI EAFE Selection Equity ETF	EASG
Xtrackers MSCI Emerging Markets Climate Selection ETF	EMCS
Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF	EMCR
Xtrackers S&P 500 Screened & Scored ETF	SNPE
Xtrackers MSCI USA Selection Equity ETF	USSG
Xtrackers International Real Estate ETF	HAUZ
Xtrackers CRT Total Mortgage Bond ETF
Xtrackers CRT High Yield Mortgage Bond ETF
Xtrackers MSCI Kokusai Equity ETF	KOKU
Xtrackers S&P MidCap 400 Screened & Scored ETF	MIDE
Xtrackers Global Carbon ETF	ECRB
Xtrackers Risk Managed USD High Yield Strategy ETF	HYRM

1 This List of Funds may be amended upon execution of an updated List of Funds signed by the Parties hereto.

Xtrackers Net Zero Pathway Paris Aligned US Equity ETF	USNZ
Xtrackers S&P 500 Growth Screened & Scored ETF	SNPG
Xtrackers S&P 100 Ex Top 20 ETF	XOEX
Xtrackers S&P Dividend Aristocrats Screened ETF	SNPD
Xtrackers MSCI USA Climate Action Equity ETF	USCA
Xtrackers US Green Infrastructure Select Equity ETF	UPGR
Xtrackers Cybersecurity Select Equity ETF	PSWD
Xtrackers Semiconductor Select Equity ETF	CHPS
Xtrackers USD High Yield BB-B ex Financials ETF	BHYB
Xtrackers US National Critical Technologies ETF	CRTC
Xtrackers California Municipal Bond ETF	CA
Xtrackers RREEF Global Natural Resources ETF	NRES
Xtrackers Artificial Intelligence and Big Data ETF	XAIX
Xtrackers US 0-1 Year Treasury ETF	TRSY
Xtrackers Nifty 500 India ETF	IND
Xtrackers S&P 500 Diversified Sector Weight ETF	SPXD
Xtrackers Europe Market Leaders ETF	XEML
Xtrackers Europe Defense Technologies ETF	XDEF

DBX ETF TRUST	ALPS Distributors, Inc.

By: /s/John Milllette	By: /s/Stephen Kyllo
Name: John Millette Title: Secretary	Name: Stephen Kyllo Title: SVP & Director